Exhibit 99.4

DATE:	April 11, 2007

TO:	All Employees

FROM:	Michael J. Cushman, President and Chief Executive Officer

SUBJECT:	Sterling Financial Corporation and North Valley Bancorp Merger
As some of you may have seen this morning, we have made an exciting announcement that North Valley has agreed to merge with Sterling Financial Corporation of Spokane, Washington. We are extremely pleased to have the opportunity to partner with Sterling. Sterling’s size, array of products, technology, delivery systems, lending capabilities and understanding of the western United States will allow us to serve a broader segment of the market, opening doors to many opportunities for future growth.
This acquisition is a reflection on the fine performance of our employees. North Valley and Sterling have similar cultures, attractive financial results, low integration risk and expansion opportunities leading to building a bank for all of California, all of which were significant factors in our decision.
We know that you may have many immediate questions as to how this change will affect you. Our goal is to keep the communication lines open and we are committed to making the transition as smooth as possible for you.
We are asking you to take some time over the next couple of weeks to write down your individual questions and to forward your questions to your immediate supervisor/manager by April 30, 2007. He or she will then send them to Scott Louis. In the beginning of May, we will begin the process of summarizing the questions and will work with Sterling to provide you with a written response. We are confident that between our team and the team at Sterling, we will get you the information you need.
In the meantime, you are likely to get customer questions or reactions immediately. Attached is a list of questions and answers that will help you address the most typical questions from your customers. It is important that we ease their minds and make this transition transparent to the customer.
On a personal note, I want to reassure you that we believe this is a great opportunity for all of us here at North Valley. As these two teams join, Scott Louis, Roger Nash and I are committed to you and will continue as your management team as we join Sterling. Sterling welcomes the North Valley employees, customers and shareholders into its family and looks forward to the opportunities that lie ahead with this merger.
Sincerely,
Michael J. Cushman
President and Chief Executive Officer, North Valley Bancorp

Speaking Points for Responding to Customer Inquiries
How will customers be affected?
At this point, it is business as usual for our customers. This transition should be transparent for them, with the exception of us being able to offer many new products and services in the near future. Both Sterling and North Valley understand that communication is essential. After receipt of shareholder and regulatory approval and satisfaction of other customary closing conditions, Sterling will notify customers about any changes in products, procedures or benefits affecting customer accounts.
How will the customers be officially notified?
Sterling will contact all of our current customers. However, it is likely that most of them will initially hear about the acquisition through the media. Communication from Sterling will happen after receipt of shareholder and regulatory approval and satisfaction of other customary closing conditions.
Why is this merger a good opportunity for North Valley?
Customers will have access to a wider array of products and services. They will also have added convenience with a broader branch network throughout the western United States. Sterling currently has over 170 branches located throughout Washington, Oregon, Idaho, Montana and California. Shareholders and employees will have a stronger company poised to meet the challenges of the future.
Why merge with Sterling?
Both community banks have similar philosophies and cultural values. Sterling’s size, array of products, technology, delivery systems, lending capabilities and prior merger experience lead us to believe in a smooth, natural transition and integration between the two banks.
What is the plan for keeping branches open?
Both North Valley and Sterling have a strong retail branch network. The plan is to keep the network intact while increasing the products and services each branch is able to offer. We are excited for the growth potential and the advantages that our customers will experience with increased banking services.
What is the plan for continuing employment?
It is safe to say that there are still many things to be decided. Fortunately, we have a thoughtful and resourceful team dedicated to making correct decisions, not hasty ones. The short answer to this question is: it is business as usual. The longer answer is since our expected close date is in August or September, we have time to gather all the necessary data to make well-informed decisions. Nothing has been determined, but we anticipate there will be some consolidation of back-office functions. We know this is of concern, and will provide you the latest information when decisions have been made.
When will the acquisition be completed?
The scheduled closing date of the transaction is scheduled for third quarter 2007 pending receipt of shareholder and regulatory approval and satisfaction of other customary closing conditions.
Who do I go to if I have additional questions?
Don’t hesitate to ask questions! We strongly urge you to write down your questions or concerns and submit them directly to Scott Louis. We will begin to prepare Q&As in the next couple of weeks.

CONFERENCE CALL INFORMATION
Sterling Financial Corporation (“Sterling”) and North Valley Bancorp (“North Valley”) will host a conference call for investors, analysts and other interested parties on April 11, 2007, at 9:30 a.m. PT (12:30 p.m. ET). Participants will include:
•	Harold B. Gilkey, Chairman and Chief Executive Officer of Sterling

•	Michael J. Cushman, President and Chief Executive Officer of North Valley

•	Daniel G. Byrne, Executive Vice President and Chief Financial Officer of Sterling
Investors, analysts and other interested parties may access the teleconference at 210-839-8725 and use the password “STERLING.” A replay will be available from approximately 11:00 a.m. PDT on April 11 until July 15 at midnight PDT. The replay number is 402-220-0301. In addition, Sterling has prepared an investor presentation to accompany the audio call, which is available via the Internet at www.sterlingfinancialcorporation-spokane.com. The Investor Relations site contains the investor presentation, as well as the link to the audio web cast for the Wednesday morning conference call.
North Valley is being advised in this transaction by Sandler O’Neill & Partners, L.P. This firm has provided advice to Sterling in the past.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho, Montana and California. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
ABOUT NORTH VALLEY
Founded in 1972, North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates 25 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity counties in northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley, through NVB, offers a wide range of consumer and business banking deposit products and services including Internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
Sterling intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, and North Valley expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96099, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.
Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley’s officers and directors is included in North Valley’s proxy statement for its 2006 annual meeting of shareholders filed with the SEC on April 25, 2006, and will be included in North Valley’s proxy statement for its 2007 annual meeting of shareholders when it becomes available. A description of the interests of the directors and executive officers of Sterling and North Valley in the merger will be set forth in North Valley’s proxy statement/prospectus and other relevant documents filed with the SEC when they become available.
FORWARD-LOOKING STATEMENTS
Except for historical information, all other information in this memo contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and North Valley, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and North Valley’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as ''expects,’’ ''anticipates,’’ ''intends,’’ ''plans,’’ ’’believes,’’ ''seeks,’’ ''estimates,’’ or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management teams of Sterling and North Valley, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and North Valley may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4)governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of North Valley may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and North Valley’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s and North Valley’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at www.sec.gov. The documents filed with the SEC by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed with the SEC by North Valley may also be obtained free of charge from North Valley by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96002, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.
Sterling and North Valley caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or North Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and North Valley do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.